EXHIBIT 23.0

We consent to the incorporation by reference in First Savings Financial Group, Inc.’s Registration Statements on Form S-8 (File Nos. 333-154417 and 333-166430) of our report dated December 30, 2013 contained in the annual report for the year ended September 30, 2013 appearing in this Form 10-K.

New Albany, Indiana

December 30, 2013